EXHIBIT 3(i)(5)

ROSS MILLER                                            Document Number
Secretary of State                                     20070487615-90
204 North Carson Street, Ste 1                         Filed Date and Time
Carson City, Nevada 89701-4299                         07/17/2007 2:04PM
(775) 684-5708                                         Entity Number C14364-2004
Website: secretaryofstate.biz                          Filed in the office of
                                                       /s/ Ross Miller
                                                       Secretary of State
                                                       State of Nevada

      CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
           (PURSUANT TO NRS 78.385 AND 78.390 AFTER ISSUANCE OF STOCK)

1.   NAME OF CORPORATION:

Motorsports Emporium, Inc

2.   THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS (ARTICLE NUMBERS, IF AVAILABLE):

Article 1 of the Articles of Incorporation are hereby amended to read:

Article 1. Name of Corporation. The name of this Corporation is International Building Technologies Group, Inc.

3. The vote by which the stockholders holding shares in the corporation in the corporation entitling the to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: _______________

4.   EFFECTIVE DATE OF FILING (OPTIONAL): 8/6/07
     (MUST NOT BE LATER THAN 90 DAYS AFTER THE CERTIFICATE IS FILED)

5.   OFFICER SIGNATURE (REQUIRED): X /s/ Kenneth Yeung

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.